 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2010

Commission file number 0-26844

RADISYS CORPORATION
(Exact name of registrant as specified in its charter)

OREGON	93-0945232
(State or other jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

5445 N.E. Dawson Creek Drive
Hillsboro, OR 97124
(Address of principal executive offices, including zip code)
(503) 615-1100
(Registrant's telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07            Submission of Matters to a Vote of Security Holders

On August 17, 2010, RadiSys Corporation (the “Company”) held its Annual Meeting of Stockholders. All nominated directors were elected and the other proposed matters were approved. The following is a brief description of the matters voted on at the meeting, which are more fully described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on July 6, 2010, and a statement of the number of votes cast for, withheld and against and the number abstentions and broker non-votes:

1.     To elect eight directors.

Nominee	For	Withheld	Broker Non-Votes
C. Scott Gibson	17,261,414	2,030,404	3,447,483
Scott C. Grout	18,985,754	306,064	3,447,483
Ken J. Bradley	17,736,138	1,555,680	3,447,483
Richard J. Faubert	18,968,160	323,658	3,447,483
Dr. William W. Lattin	17,606,113	1,685,705	3,447,483
Kevin C. Melia	19,056,360	235,458	3,447,483
Carl W. Neun	19,057,813	234,005	3,447,483
Lorene K. Steffes	17,735,638	1,556,180	3,447,483

Based on the votes set forth above, the foregoing persons were duly elected to serve as directors, for a term expiring at the next annual meeting of stockholders of the Company and until their respective successors have been duly elected.

2. To ratify the audit committee's appointment of KPMG LLP as the Company's independent registered public accounting firm.

For	Against	Abstain	Broker Non-Votes
22,581,476	149,843	7,982	—

Based on the votes set forth above, the appointment of KPMG LLP as the Company's independent registered public accounting firm to serve for the fiscal year ending December 31, 2010 was duly ratified.

3.     To approve an amendment to the RadiSys Corporation 2007 Stock Plan.

For	Against	Abstain	Broker Non-Votes
16,907,215	2,366,741	17,862	3,447,483

Based on the votes set forth above, the RadiSys 2007 Stock Plan has been amended so as to reserve an additional 500,000 shares for issuance under this plan, thereby increasing the total number of shares of the Company’s common stock reserved for issuance under the 2007 Stock Plan from 3,200,000 to 3,700,000.

4.     To approve the amended and restated RadiSys Corporation Long-Term Incentive Plan.

For	Against	Abstain	Broker Non-Votes
18,199,984	1,069,978	21,856	3,447,483

Based on the votes set forth above, the amended and restated RadiSys Corporation Long-Term Incentive Plan has been approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RADISYS CORPORATION

Dated:	August 23, 2010	By:	/S/ BRIAN BRONSON
Brian Bronson
Chief Financial Officer and Principal Accounting Officer